Exhibit 99.1

TYCO ELECTRONICS LTD.

CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS (UNAUDITED)

	For the Quarters Ended						For the Years Ended
	Fiscal 2008		Fiscal 2007
	March 28,	December 28,	September 28,	June 29,	March 30,	December 29,	September 28,	September 29,
	2008	2007	2007	2007	2007	2006	2007	2006
	(in millions, except per share data)
Net sales	$3,662	$3,558	$3,488	$3,292	$3,204	$2,975	$12,959	$11,811
Cost of sales	2,692	2,666	2,605	2,455	2,372	2,188	9,620	8,617
Gross income	970	892	883	837	832	787	3,339	3,194
Selling, general, and administrative expenses	421	399	402	403	405	390	1,600	1,445
Settlement costs (income), net	23	—	(4)	891	—	—	887	—
Separation costs	—	—	19	25	—	—	44	—
Restructuring and other charges, net	25	21	50	25	8	9	92	7
Income (loss) from operations	501	472	416	(507)	419	388	716	1,742
Interest income	9	10	13	11	14	15	53	48
Interest expense	(49)	(50)	(56)	(57)	(58)	(60)	(231)	(256)
Other income (expense)	13	592	13	(232)	—	—	(219)	—
Income (loss) from continuing operations before income taxes and minority interest	474	1,024	386	(785)	375	343	319	1,534
Income taxes	(171)	(155)	(144)	(147)	(93)	(107)	(491)	(81)
Minority interest	(1)	(1)	(3)	(1)	(1)	(1)	(6)	(6)
Income (loss) from continuing operations	302	868	239	(933)	281	235	(178)	1,447
Income (loss) from discontinued operations, net of income taxes	(1)	81	17	(435)	(4)	46	(376)	(246)
Income (loss) before cumulative effect of accounting change	301	949	256	(1,368)	277	281	(554)	1,201
Cumulative effect of accounting change, net of income taxes	—	—	—	—	—	—	—	(8)
Net income (loss)	$301	$949	$256	$(1,368)	$277	$281	$(554)	$1,193

Basic earnings per share:
Income (loss) from continuing operations	$0.62	$1.75	$0.48	$(1.88)	$0.57	$0.47	$(0.36)	$2.91
Income (loss) from discontinued operations	—	0.16	0.04	(0.87)	(0.01)	0.10	(0.75)	(0.49)
Income (loss) before cumulative effect of accounting change	0.62	1.91	0.52	(2.75)	0.56	0.57	(1.11)	2.42
Cumulative effect of accounting change	—	—	—	—	—	—	—	(0.02)
Net income (loss)	$0.62	$1.91	$0.52	$(2.75)	$0.56	$0.57	$(1.11)	$2.40

Diluted earnings per share:
Income (loss) from continuing operations	$0.62	$1.74	$0.48	$(1.88)	$0.57	$0.47	$(0.36)	$2.91
Income (loss) from discontinued operations	—	0.16	0.03	(0.87)	(0.01)	0.10	(0.75)	(0.49)
Income (loss) before cumulative effect of accounting change	0.62	1.90	0.51	(2.75)	0.56	0.57	(1.11)	2.42
Cumulative effect of accounting change	—	—	—	—	—	—	—	(0.02)
Net income (loss)	$0.62	$1.90	$0.51	$(2.75)	$0.56	$0.57	$(1.11)	$2.40

Weighted-average number of shares outstanding:
Basic	486	496	496	497	497	497	497	497
Diluted	489	499	500	497	497	497	497	497